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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens Savings Bank
2101 North Veterans Parkway
Bloomington, Illinois 61704
Phone:  (309) 661-8700


CITIZENS FIRST FINANCIAL CORP.
ANNOUNCES DATE OF ANNUAL MEETING

Bloomington, Illinois, January 28, 2000 -- Citizens First Financial Corp. (AMEX
- CBK), the parent company of Citizens Savings Bank, has scheduled its Annual Meeting of Stockholders at 10:00 a.m. on April 24, 2000 at the Jumer Chateau, 1601 Jumer Drive, Bloomington, Illinois. The Record Date for the Annual Meeting will be March 1, 2000.










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